UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Amber Park Dr., Suite 125

Alpharetta, GA 30009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry Into a Material Definitive Agreement.

On February 25, 2021, Streamline Health Solutions, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, as the sole managing underwriter (the “Underwriter”), relating to the underwritten public offering (the “Offering”) of an aggregate of 10,062,500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which includes 1,312,500 shares of Common Stock sold pursuant to the Underwriter’s exercise of an option to purchase additional shares of Common Stock to cover over-allotments. The price to the public in the Offering was $1.60 per share of Common Stock. The gross proceeds to the Company from the Offering are approximately $16.1 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering closed on March 2, 2021.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-233727) previously filed with the Securities and Exchange Commission (“SEC”) and a related prospectus supplement and accompanying base prospectus filed with the SEC. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference. A copy of the opinion of Morris, Manning & Martin, LLP relating to the validity of the shares of Common Stock being issued and sold in the Offering is attached as Exhibit 5.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 2, 2021, the Company and Streamline Health, Inc., the Company’s wholly-owned subsidiary, entered into that certain Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”) with Bridge Bank, a division of Western Alliance Bank (“Bridge Bank”). Pursuant to the Loan and Security Agreement, Bridge Bank agreed to provide the Company and its subsidiary with a new revolving line of credit facility in the maximum principal amount of $3,000,000. Amounts outstanding under the line of credit portion of the Loan and Security Agreement bear interest at a per annum rate equal to the Prime Rate (as published in The Wall Street Journal) plus 1.0%, with a Prime “floor” rate of 4.0%. In addition, the Company will also be required to pay customary fees and expenses.

The line of credit has a two-year term and advances will be limited to the lesser of (a) $3,000,000 and (b) a certain percentage (as calculated pursuant to terms in the Loan and Security Agreement) of the Company’s and its subsidiary’s trailing three-month recurring revenue generated from certain eligible contracts (as determined pursuant to requirements in the Loan and Security Agreement). Interest accrued under the Loan and Security Agreement is due monthly, and the outstanding principal balance and all accrued but unpaid interest is due in full on the maturity date. Proceeds of the line of credit will be used (i) to fund certain fees and expenses associated with the Loan and Security Agreement and (ii) for ordinary working capital requirements and other general corporate needs. The line of credit is secured by all, or substantially all, assets of the Company, its subsidiaries, and certain of its affiliates.

The Loan and Security Agreement includes customary financial covenants, including the requirements that the Company achieve certain EBITDA levels and certain recurring revenue levels. The Loan and Security Agreement also includes negative covenants, subject to exceptions, which limit transfers, capital expenditures, indebtedness, certain liens, investments, acquisitions, dispositions of assets, restricted payments and the business activities of the Company, as well as customary representations and warranties, affirmative covenants and events of default, including cross defaults and a change of control default. The line of credit also is subject to customary prepayment requirements.

The foregoing description of the terms of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

Press Releases with respect to Offering

On February 25, 2021 and February 26, 2021, the Company issued press releases with respect to the Offering. Copies of such press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto, respectively.

Press Releases with respect to refinancing of Credit Facility

On March 2, 2021, the Company issued a press release with respect to its entry into the Loan and Security Agreement. A copy of such press release is attached as Exhibit 99.3 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated February 25, 2021, by and between Streamline Health Solutions, Inc. and Craig-Hallum Capital Group LLC
5.1	Opinion of Morris, Manning & Martin, LLP
10.1	Amended and Restated Loan and Security Agreement, dated March 2, 2021, by and between Streamline Health Solutions, Inc., Streamline Health, Inc. and Western Alliance Bank.
23.1	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)
99.1	Press Release of Streamline Health Solutions, Inc., dated February 25, 2021, announcing the launch of the underwritten public offering
99.2	Press Release of Streamline Health Solutions, Inc., dated February 26, 2021, announcing the pricing of the underwritten public offering
99.3	Press Release of Streamline Health Solutions, Inc., dated March 2, 2021, announcing the refinancing of its credit facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: March 2, 2021	By:	/s/ Thomas J. Gibson
	Name:	Thomas J. Gibson
	Title:	Chief Financial Officer